UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 12, 2007

Fresh Harvest Products, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-24189	33-1130446
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

280 Madison Avenue, Suite 1005 New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (212) 889-5904
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 12, 2007, Fresh Harvest Products, Inc. (“Fresh Harvest” or the “Company”) received a facsimile letter from Platinum  Funding Services LLC (“Platinum”), dated April 12, 2007 (“Termination Notice”), notifying the Company that it elected, pursuant to the provisions therein, to terminate the factoring agreement between the Company and Platinum. This agreement was one of a number of agreements entered into on January 2, 2007 by the parties (collectively, the “Factoring Arrangement Documents”) in furtherance of establishing a factoring arrangement whereby Platinum was to provide funding to the Company though the purchase of the Company’s accounts receivable and the utilization of letters of credit. In addition to the factoring agreement, the Factoring Arrangement Documents include a: funding agreement, personal performance guarantees, right of set-off and a security agreement.  For more detailed description of the Factoring Arrangement Documents, please see the Company’s Current Report of Form 8-K filed on February 1, 2007.

The Termination Notice indicated that the election to terminate was based upon the Company’s failure, for a period of forty-five (45) days, to deliver any accounts receivable for Platinum to purchase.  It further stated that the Company and its guarantors are liable for a no delivery fee as set forth in the factoring agreement. On April 13, 2007, the Company issued a letter to Platinum wherein it agreed with Platinum’s position that the agreement is terminated (the “Termination Acknowledgement Letter”). However, in said letter, the Company informed Platinum that its position was that the no delivery fee was not applicable because of the Company’s belief that Platinum mishandled a letter of credit transaction related to the factoring arrangement between the parties. The Company believes that its position regarding the no delivery fee will prevail. However, in the event that a payment of a no delivery fee is required, the Company estimates that its maximum liability thereunder will be approximately $7,500.

Other than the possibility of a no delivery fee payment, the termination of the factoring agreement will void any responsibilities and liabilities by the parties to each other. Furthermore, the Company believes that the termination of the factoring agreement virtually terminates the entire factoring arrangement with Platinum and the related documents.

A copy of the Platinum’s Termination Notice is attached to this report as Exhibit 99.1 and is incorporated into this Item 1.02 by reference. Similarly, a copy of Fresh Harvest’s Termination Acknowledgement is attached to this report as Exhibit 99.2 and is also incorporated into this Item 1.02 by reference. The foregoing descriptions of the Termination Notice and Termination Acknowledgement are qualified in each’s entirety by reference to the full text of each exhibit, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number

Description

1.1

Platinum’s Termination Notice (April 12, 2007)

1.2

Fresh Harvest’s Termination Acknowledgement (April 13, 2007)

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Harvest Products, Inc.

Date: April 17, 2007	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Chairman of the Board of Directors